Exhibit (d)(2)(a)(xiii)

THE MAINSTAY FUNDS

MAINSTAY FUNDS TRUST

MAINSTAY VP FUNDS TRUST

AMENDMENT TO AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Amendment to the Amended and Restated Subadvisory Agreement, is made as of the 28th day of February, 2021, between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and MacKay Shields LLC, a Delaware limited liability company (the “Subadvisor”).

WHEREAS, the Manager and the Subadvisor are parties to the Amended and Restated Subadvisory Agreement, dated January 1, 2018, as amended ("Agreement"); and

WHEREAS, the Manager and the Subadvisor hereby wish to amend Schedule A of the Agreement to reflect a name change for MainStay MacKay Unconstrained Bond Fund to MainStay MacKay Strategic Bond Fund, changes to the fee schedules for MainStay MacKay High Yield Municipal Bond Fund, MainStay MacKay California Tax Free Opportunities Fund, MainStay MacKay New York Tax Free Opportunities Fund and MainStay MacKay Tax Free Bond Fund.

NOW, THEREFORE, the parties agree as follows:

(i) Effective February 28, 2021, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

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 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Brian J. McGrady	By:	/s/ Yie-Hsin Hung
Name:	Brian J. McGrady	Name:	Yie-Hsin Hung
Title:	Director and Associate General Counsel	Title:	Chief Executive Officer

MACKAY SHIELDS LLC

Attest:	/s/ Young Lee	By:	/s/ Rene Bustamante
Name:	Young Lee	Name:	Rene A. Bustamante
Title:	Senior Managing Director	Title:	Chief Administrative Officer
And General Counsel

SCHEDULE A

(As of February 28, 2021)

As compensation for services provided by Subadvisor, the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for all services rendered hereunder, at an annual subadvisory fee equal to the following:

FUND / PORTFOLIO	ANNUAL RATE ON ALLOCATED ASSETS
The MainStay Funds
MainStay Income Builder Fund (investment sleeve)*	0.32% on assets up to $500 million; 0.30% on assets from $500 million to $1 billion; 0.2875% on assets from $1 billion to $5 billion; and 0.2825% on assets over $5 billion*
MainStay MacKay Common Stock Fund*	0.275% on assets up to $500 million; 0.2625% on assets from $500 million to $1 billion; and 0.25% on assets over $1 billion
MainStay MacKay Convertible Fund*	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets over $1 billion to $2 billion; and 0.245% over $2 billion
MainStay MacKay High Yield Corporate Bond Fund

0.30% on assets up to $500 million;
0.275% on assets from $500 million to $5 billion;
0.2625% on assets from $5 billion to $7 billion;

0.25% on assets from $7 billion to $10 billion; and
0.245% on assets from $10 billion to $15 billion; and
0.24% on assets over $15 billion

MainStay MacKay International Equity Fund*	0.445% on assets up to $500 million; and 0.425% on assets over $500 million
MainStay MacKay Strategic Bond Fund*	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets from $1 billion to $5 billion; and 0.2375% on assets over $5 billion
MainStay MacKay Tax Free Bond Fund*

0.225% on assets up to $500 million;
0.2125% on assets from $500 million to $1 billion; 0.20% on assets from $1 billion to $5 billion;
0.195% on assets from $5 billion to $7 billion; and
0.19% on assets over $7 billion

MainStay MacKay U.S. Infrastructure Bond Fund*	0.25% on assets up to $500 million; 0.2375% on assets from $500 million to $1 billion; and 0.225% on assets over $1 billion
MainStay Funds Trust
MainStay Balanced Fund (investment sleeve)*	0.35% on assets up to $1 billion; 0.325% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion
MainStay MacKay California Tax Free Opportunities Fund*	0.225% on assets up to $1 billion; 0.215% on assets from $1 billion to $3 billion; and 0.21% on assets over $3 billion

FUND / PORTFOLIO	ANNUAL RATE ON ALLOCATED ASSETS
MainStay MacKay Growth Fund*	0.35% on assets up to $500 million; 0.325% on assets from $500 million to $1 billion; 0.3125% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion
MainStay MacKay High Yield Municipal Bond Fund*

0.275% on assets up to $1 billion;
0.27% on assets from $1 billion to $3 billion;
0.265% on assets from $3 billion to $5 billion;
0.26% on assets from $5 billion to $7 billion;
0.255% on assets from $7 billion to $9 billion; and
0.25% on assets over $9 billion

MainStay MacKay Intermediate Tax Free Bond Fund*	0.20% on all assets
MainStay MacKay International Opportunities Fund*	0.55% on all assets
MainStay MacKay New York Tax Free Opportunities Fund*	0.225% on assets up to $1 billion; 0.215% on assets from $1 billion to $3 billion; and 0.21% on assets over $3 billion
MainStay MacKay Small Cap Core Fund*	0.40% on assets up to $1 billion; 0.3875% on assets from $1 billion to $2 billion; 0.375% on assets over $2 billion
MainStay MacKay S&P 500 Index Fund*	0.08% on assets up to $2.5 billion; and 0.075% on assets over $2.5 billion
MainStay MacKay Short Duration High Yield Fund*	0.325% on all assets
MainStay MacKay Short Term Municipal Fund*	0.175% on assets up to $1 billion; 0.165% on assets over $1 billion
MainStay MacKay Total Return Bond Fund*	0.25% up to $1 billion; 0.2375% from $1 billion to $3 billion; and 0.2325% over $3 billion
MainStay MacKay U.S. Equity Opportunities Fund*	0.50% on assets up to $1 billion; and 0.4875% on assets over $1 billion
MainStay VP Funds Trust
MainStay VP Balanced Portfolio (investment sleeve)*	0.35% on assets up to $1 billion; 0.325% on assets from $1 billion to $2 billion; and 0.30% on assets over $2 billion
MainStay VP Emerging Markets Equity Portfolio (investment sleeve)*	0.50% on assets up to $1 billion; 0.4875% on assets over $1 billion
MainStay VP Income Builder Portfolio (investment sleeve)	0.285% on assets up to $1 billion; and 0.275% on assets over $1 billion
MainStay VP MacKay Common Stock Portfolio	0.275% on assets up to $500 million; 0.2625% on assets from $500 million to $1 billion; and 0.25% on assets over $1 billion
MainStay VP MacKay Convertible Portfolio	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets from $1 billion to $2 billion; 0.245% on assets over $2 billion

FUND / PORTFOLIO	ANNUAL RATE ON ALLOCATED ASSETS
MainStay VP MacKay Government Portfolio	0.25% on assets up to $500 million; 0.2375% on assets from $500 million to $1 billion; and 0.225% on assets over $1 billion
MainStay VP MacKay Growth Portfolio*	0.35% on assets up to $500 million; 0.325% on assets from $500 million to $1 billion; 0.3125% on assets from $1 billion to $2 billion; 0.30% on assets over $2 billion
MainStay VP MacKay High Yield Corporate Bond Portfolio	0.285% on assets up to $1 billion; 0.275% on assets from $1 billion to $5 billion; and 0.2625% on assets over $5 billion
MainStay VP MacKay International Equity Portfolio*	0.445% on assets up to $500 million; and 0.425% on assets over $500 million
MainStay VP MacKay Mid Cap Core Portfolio*	0.425% on assets up to $1 billion; 0.40% on assets from $1 billion to $2 billion; and 0.3875% on assets over $2 billion
MainStay VP MacKay S&P 500 Index Portfolio*	0.08% on assets up to $2.5 billion; and 0.075% on assets over $2.5 billion
MainStay VP MacKay Small Cap Core Portfolio*	0.40% on assets up to $1 billion; 0.3875% on assets from $1 billion to $2 billion; and 0.375% on assets over $2 billion
MainStay VP MacKay Unconstrained Bond Portfolio*	0.30% on assets up to $500 million; 0.275% on assets from $500 million to $1 billion; 0.25% on assets from $1 billion to $5 billion; and 0.2375% on assets over $5 billion

The portion of the fee based upon the average daily net assets of the respective Allocated Assets shall be accrued daily at the rate of l/(number of days in calendar year) of the annual rate applied to the daily net assets of the Allocated Assets. Payment will be made to the Subadvisor on a monthly basis.

* The Manager has agreed to waive a portion of the Fund’s/Portfolio’s management fee or reimburse the expenses of the appropriate class of the Fund/Portfolio so that the class total ordinary operating expenses do not exceed certain amounts. These waivers or expense limitations may be changed with Board approval. To the extent the Manager has agreed to waive its management fee or reimburse expenses, the Subadvisor, upon reasonable prior notice from the Manager, has voluntarily agreed to waive or reimburse its fee in proportion to the percentage of the total subadvisory fee that the Subadvisor earns.